Exhibit 99.1

IQVentures To Complete Acquisition of The Aaron's Company

Atlanta, GA – October 3, 2024 – The Aaron's Company, Inc. (“The Aaron’s Company” or "Aaron's") (NYSE: AAN) and IQVentures Holdings, LLC (“IQVentures”) today announced that they expect to complete the previously announced acquisition by IQVentures of The Aaron’s Company later today. The acquisition was originally announced on June 17, 2024, and approved by The Aaron's Company shareholders on September 25, 2024. Upon completion of the transaction, The Aaron's Company’s common stock will cease trading and will no longer be listed on the NYSE.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to The Aaron's Company, and Jones Day is serving as legal counsel. Stephens Inc. is serving as exclusive financial advisor to IQVentures, and King & Spalding LLP is serving as legal counsel.

About The Aaron's Company, Inc.

Headquartered in Atlanta, The Aaron's Company, Inc. is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron's, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron's offers a direct-to-consumer lease-to-own solution through its approximately 1,210 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 12 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

About IQVentures

Headquartered in the Columbus, Ohio metropolitan area, IQVentures invests in and builds the next generation of technology and companies that help shape the future. IQVentures has substantial experience and expertise in all aspects of consumer and business financing and leverages proprietary technology and shared services to help drive value for the companies it acquires. For more information, please visit www.iqventures.com.

Forward Looking Statements

This news release contains forward-looking statements, including statements regarding the proposed acquisition by IQVentures of The Aaron’s Company and the expected closing date of such acquisition. Forward-looking statements are all statements other than those of historical fact, and generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should," "intend," "seek," "estimate," "plan," "target," "project," "likely," "will," "forecast," "future," "outlook," or other similar words, phrases, or expressions. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include (i) the ability of IQVentures to obtain financing for the proposed transaction; (ii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (iii) litigation relating to the proposed transaction; (iv) the inability to retain key personnel, or potential diminished productivity due to the impact of the proposed transaction on The Aaron’s Company's current and prospective employees, key management, customers, suppliers, franchisees and business partners; and (v) the other risks and uncertainties discussed under "Risk Factors" in The Aaron’s Company's most recent Annual Report on Form 10-K and in other documents that The Aaron’s Company files from time to time with the SEC. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the parties undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Exhibit 99.1
Aaron’s Investor Relations Contact:
InvestorRelations@aarons.com
Phone: 678-402-3590

Aaron’s Media Relations Contact:
MediaRelations@aarons.com
Phone: 678-402-3591

FGS Global
Jim Barron / Jamie Baird / Danielle Berg
aarons@fgsglobal.com

IQVentures Media Relations Contact:
Phone: 888-983-4478